UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 4, 2026

NET POWER INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40503	98-1580612
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11700 Katy Freeway, Suite 700

Houston, Texas 77079

(Address of principal executive offices, including zip code)

(888) 323-6797

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	NPWR	The New York Stock Exchange
Warrants, each exercisable for one share of Class A Common Stock at a price of $11.50 per share	NPWR-WT	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 4, 2026, the Board of Directors (the “Board”) of NET Power Inc. (the “Company”) approved, as it applies to the stock option held by Marc Horstman, the Company’s President and Chief Operating Officer, the Amendment to Stock Option Agreements (the “Option Amendment”) that the Compensation Committee of the Board adopted in October 2026. The Option Amendment became effective as to Mr. Horstman’s option upon the Board’s approval. It applies to time-vesting stock options granted under the NET Power Inc. 2023 Omnibus Incentive Plan (the “Plan”) on the Company’s standard form of stock option agreement, other than options of holders who resigned before the Compensation Committee adopted it.

Under the standard form, an option remained exercisable until its expiration date following the holder’s death or disability and terminated immediately, whether or not vested, following a termination of service by the Company for any other reason, and, under the Plan, a holder who resigned could exercise the vested portion of an option for 30 days. Under the Option Amendment, following a termination of service by the Company other than for cause, an option continues to vest on its original schedule and may be exercised, to the extent vested, until its expiration date; following a resignation, the vested portion may be exercised for 90 days, but not after the expiration date; and following a termination for cause, the option terminates, whether or not vested. The treatment of an option following death or disability is unchanged. The Option Amendment does not change the number of shares subject to any option, its exercise price, its vesting schedule or its expiration date.

Mr. Horstman’s option covers 240,000 shares of the Company’s Class A Common Stock at an exercise price of $2.13 per share. It was granted on June 2, 2025, became fully vested on June 2, 2026 and expires on June 2, 2030.

The foregoing description of the Option Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Option Amendment, a copy of which the Company intends to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ended September 30, 2026.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 10, 2026	NET POWER INC.

	By:	/s/ Daniel J. Rice IV
	Name:	Daniel J. Rice IV
	Title:	Chief Executive Officer